UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2007

MAJESCO ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	333-70663	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Raritan Center Parkway,
Edison, New Jersey

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On February 27, 2007, Majesco Entertainment Company entered into an agreement with Morris Sutton, its former Chairman Emeritus (the ‘‘Agreement’’). Pursuant to the Agreement, Mr. Sutton resigned from all positions with the Company, becoming a consultant. He will also act as a sales representative for certain of the Company’s customer accounts. In consideration for the services, Mr. Sutton will receive annual compensation of $350,000 and commissions of 2% on sales to his designated customer accounts, subject to customary deductions. Mr. Sutton also forfeited a grant of 198,582 shares of restricted stock that was awarded to him on August 3, 2006.

On March 2, 2007, the Company issued a press release entitled ‘‘Majesco Entertainment Announces Chairman Emeritus Morris Sutton to Move Into Consulting Arrangement,’’ a copy of which is filed as an exhibit to and incorporated by reference into this report.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description
99.1	Majesco Entertainment Company Press Release dated March 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY

Dated:   March 5, 2007

/s/ Jesse Sutton Interim Chief Executive Officer